Exhibit 16.2

August 2, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:  CREDIT ONE FINANCIAL, INC.

We have read the statements that CREDIT ONE FINANCIAL, INC. included under Item 4.01 of the Form 8-K report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

/s/ Berman Hopkins Wright & LaHam, CPAs and Associates, LLP